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                                                                    EXHIBIT 10.7

[LOGO OF GLOBAL CROSSING]

             Employment Term Sheet - Joseph P. Perrone ("Executive")
             -------------------------------------------------------

Position:                 Sr. Vice President - Finance, reporting to the CFO and
                          providing services for Global Crossing Ltd. ("GCL") and Asia Global Crossing Ltd. ("AGC")

Employer:                 Global Crossing Ltd. ("GCL")

Base Salary:              $400,000 per year

Annual Bonus:             Target bonus equal to 100% of base salary. Bonuses are
                          awarded in the sole discretion of GCL. Notwithstanding the foregoing, the performance bonus for the remainder of 2000, to be paid during the first quarter of 2001, will be at least $400,000.

Signing Bonus: Global Crossing agrees to pay you a signing bonus equal to $2,500,000, payable within 10 days after your employment start date. In the event that you resign or are terminated for cause within one (1) year after your employment start date, you agree to return to the Company the Signing Bonus, prorated on a monthly basis for the period not worked.

Global Crossing Ltd.
Stock Options:            Subject to Board (or a committee of the Board)
                          approval, 500,000 options to purchase common stock of Global Crossing Ltd. and an amount to be determined
                          (commensurate with other comparable Company executives) of options to purchase common stock of Asia Global Crossing Ltd. (when issued), vesting over
                          3 years as follows:

                          25% on the employment start date
                          25% on the first anniversary of your employment start date;
                          25% on the second anniversary of your employment start date; and
                          25% on the third anniversary of your employment start date.

                          The Compensation Committee of Board of Directors will determine the strike prices. Stock options are subject to the additional terms and conditions set forth in the 1998 Global Crossing Ltd., Stock Incentive Plan and the Non-Qualified Stock Option Agreement to be provided to you which will provide for exercise for a period of not less than six months after termination without cause or termination for disability.

                          In addition, Executive shall receive options to purchase common stock of GlobalCenter Inc. commensurate with other comparable Company executives, if so awarded.

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                          The GCL Stock Options shall immediately vest in the
                          event of a Change in Control (as that term is defined in the Plan). In the event you suffer a disability (as that term is defined in the Plan) that renders you unable to continue employment at Global Crossing Ltd. or a subsidiary thereof, the GCL Stock Options shall immediately vest as of the date that your employment is formally terminated.

Employment Start Date:    You will start your employment with GCL on a date to
                          be determined by you but in no event later than May
                          16, 2000.

Benefits:                 Insurance benefits in accordance with Company policy
                          as attached hereto as Exhibit "A" including 401(k)
                                                -----------
                          plan participation. Relocation expenses will be paid and/or reimbursed per the Company's relocation policy if you relocate your residence at the Company's request

Vacation:                 Four weeks. Maximum vacation accrual shall be four
                          weeks.

Annual Performance
Reviews: In conjunction with the annual performance review process, you will be eligible for salary increases, cash bonus awards and additional stock option awards. The salary increases, cash bonus awards and stock option awards will be determined based on overall company performance, functional group performance and individual performance and commensurate with other comparable Company executives. Stock options are awarded at the discretion of GCL. The annual review process currently takes place during the first quarter of each calendar year and shall be conducted in the same manner and utilizing the same standards as with other senior corporate officers.

Employment At-Will:       Employment at GCL is at-will. You may resign at any
                          time and GCL may terminate your employment at any time, with or without cause.

Termination Without
Cause or With Good
Reason: In the event you are terminated without cause or that you resign your employment for Good Reason (as defined below) before the first anniversary of your employment start date, you shall receive an amount equal to the total of your annual base salary and targeted bonus. In the event that you are terminated without cause or resign with Good Reason within one (1) year after a Change in Control (as defined in the Plan), you will receive a severance payment equal to three (3) years' salary and


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                          bonus. The terms and conditions of the Change in
                          Control agreement shall be the same as other comparable corporate officers.

                          "Good Reason" as used herein shall mean:

                          (i) a substantial reduction by GCL of your duties or responsibilities or a change in your reporting line; or

                          (ii) a reduction by GCL of your base salary or Annual Bonus potential.

                          You must provide written notice to GCL within 20 days after the occurrence of an event constituting Good Reason. GCL shall have 20 days after receipt of written notice to cure. If GCL fails to cure and you resign within 30 days after the end of the 20-day cure period, then such resignation shall constitute resignation for Good Reason.

Termination For Cause:    "Cause" as utilized herein shall mean:

                          (i) conviction of a felony; or conviction of a crime of moral turpitude which causes serious economic injury or serious injury to Global Crossing's reputation; or

                          (ii) material breach of the Proprietary Information Agreement attached hereto and incorporated herein by reference as Exhibit "B" ; or
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                          (iii)        fraud or embezzlement; intentional
                                       misconduct; or gross negligence which has caused serious and demonstrable injury to Global Crossing or its affiliates, except that a good faith exercise of business judgment shall not be deemed gross negligence; or

                          (iv) egregious performance or failure to perform your duties as Sr. Vice President
                                       - Finance (other than for reason of
                                       disability) which performance or failure to perform continues beyond twenty-one
                                       (21) days after a written demand for
                                       substantial improvement in your
                                       performance, identifying specifically and in detail the manner in which improvement is sought, is delivered to you by GCL; provided that a failure to achieve performance objectives shall not by itself constitute Cause.

                          Upon notice by GCL to you that it is terminating your employment pursuant to a Termination for Cause, the "Termination Date" shall be the date on which such notice is mailed or hand-delivered, or as otherwise specified in the notice of termination, to you. Upon Termination for Cause, you shall not be entitled to receive any further compensation or payments hereunder (except for Base Salary relating to your services prior


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                          to the Termination Date and any earned but unpaid
                          Annual Bonus payments. Any unvested Global Crossing Stock Options shall immediately cancel as of the Termination Date. Vested Global Crossing Stock Options shall be subject to the provisions of your stock option agreement and the Global Crossing stock option plan.

Withholdings:             All payments set forth herein which are subject to
                          withholdings, shall be made less any required withholdings.

Binding Arbitration:      Any controversy arising out of or relating to this
                          Term Sheet or the Proprietary Information Agreement shall be settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration
                          Association before a single arbitrator who shall be a retired federal judge, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The costs of any such arbitration proceedings shall be borne equally by GCL and you. Neither party shall be entitled to recover attorneys' fee or costs expended in the course of such arbitration or enforcement of the award rendered thereunder. The location for the arbitration shall be New York City, New York

We look forward to your joining Global Crossing and Asia Global Crossing. Please sign below and return to John Comparin via facsimile at 973-889-5970. If not fully executed on or before May 2, 2000, this Term Sheet shall be void. The foregoing terms are agreed to.


GLOBAL CROSSING LTD.                        AGREED:
A Bermuda corporation

By: /s/  John L. Comparin                   /s/  Joseph P. Perrone
    ---------------------                   ----------------------

Name: John L. Comparin                      Joseph P. Perrone
Title: SVP Human Resources

Date: May 1, 2000                           Date: May 1, 2000
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